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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APPLERA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Applera Corporation

Applied Biosystems | Celera Genomics

Internet Voting

        Most stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, broker, or other holder of record to see which options are available to you.

Electronic Access to Proxy Materials and Annual Report

        This Proxy Statement and Notice of Annual Meeting and the 2005 Annual Report are available on our web site at http://www.applera.com. If you are a stockholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote over the Internet or call our toll-free stockholder services number at 800.730.4001. If you hold your shares through a bank, broker, or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports and vote your shares over the Internet. Opting to receive your proxy materials online saves us the cost of producing and mailing these materials to your home or office and gives you an automatic link to the proxy voting site.

Householding of Annual Meeting Materials

        Some banks, brokers, and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement and Notice of Annual Meeting and the 2005 Annual Report may have been sent to multiple stockholders in your household. If you would like to obtain another copy of either document, please contact our Corporate Secretary at 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut 06856-5435, telephone 203.840.2000. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Directions to the Meeting

The meeting will be held at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk,
Connecticut, approximately one-half mile north of Exit 40B (northbound or southbound)
on the Merritt Parkway (Connecticut Route 15). Signs in the lobby will direct you to the meeting.

301 Merritt 7
P.O. Box 5435
Norwalk, CT 06856-5435

Notice of 2005 Annual Meeting of Stockholders
Time and Date:	9:30 a.m. Eastern Time on Thursday, October 20, 2005
Place:	301 Merritt 7 Main Avenue (old U.S. Route 7) Norwalk, Connecticut 06851
Purposes:	•	Elect directors.
	•	Ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending June 30, 2006.
	•	Transact such other business as may properly come before the meeting or any adjournment thereof.
Record Date:
You can vote if you were a stockholder of record of Applera Corporation-Applied Biosystems Group Common Stock or Applera Corporation-Celera Genomics Group Common Stock at the close of business on September 1, 2005.
Thomas P. Livingston Vice President and Secretary

September 12, 2005

Your vote is important.

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote in person at the meeting even if you send in your proxy or vote over the Internet or by telephone.

301 Merritt 7
P.O. Box 5435
Norwalk, CT 06856-5435

September 12, 2005

Proxy Statement

General Information

        We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Applera Corporation for use at our 2005 Annual Meeting of Stockholders. Throughout this proxy statement, we refer to Applera Corporation as the "Company," "we," "us," or "our."

        You are invited to attend our 2005 Annual Meeting of Stockholders on Thursday, October 20, 2005, at 9:30 a.m. Eastern Time. The meeting will be held at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk, Connecticut. See the inside front cover of this proxy statement for directions. The location is accessible to handicapped persons.

        This proxy statement and the accompanying proxy card are being mailed starting on or about September 14, 2005.

Who May Vote at the Meeting

        We have two classes of voting stock: our Applied Biosystems Group Common Stock, which we refer to as "Applera-Applied Biosystems stock," and our Celera Genomics Group Common Stock, which we refer to as "Applera-Celera Genomics stock." We refer to the two classes collectively as "Applera common stock." Only holders of record of Applera common stock at the close of business on September 1, 2005, the record date for the meeting, are entitled to receive these proxy materials and vote their shares at the meeting.

        As of the record date, there were 194,157,412 shares of Applera-Applied Biosystems stock and 74,509,946 shares of Applera-Celera Genomics stock outstanding and entitled to vote at the meeting.

        At the meeting, each outstanding share of Applera-Applied Biosystems stock will be entitled to one vote, and each outstanding share of Applera-Celera Genomics stock will be entitled to 0.580 vote. The voting rights of the Applera-Celera Genomics stock were determined based on recent market values of each class of Applera common stock in accordance with a formula set forth in our Restated Certificate of Incorporation. Holders of Applera-Applied Biosystems stock and Applera-Celera Genomics stock will vote together as a single class at the meeting.

How to Vote

        Stockholders of record (that is, stockholders who hold shares of Applera common stock in their own names in our stock records maintained by our transfer agent, Equiserve Trust Company, N.A.) have the choice of voting by Internet, by telephone, or by completing and returning the accompanying proxy card. The shares represented by a properly signed proxy card or voted over the Internet or by telephone will be voted at the meeting as specified by the stockholder. If a proxy card is properly signed and returned but no specific choices are made, the shares represented by the proxy card will be voted in favor of the election of all of the nominees for director and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006.

        "Street name" stockholders (that is, stockholders who hold shares of Applera common stock through a bank, broker, or other nominee) who want to vote at the meeting need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on that form.

How to Revoke a Proxy

        A stockholder of record may revoke a proxy, including a vote over the Internet or by telephone, at any time before it is voted at the meeting by:

  •
  submitting a properly completed proxy with a later date;
  •
  voting by telephone or over the Internet at a later time;
  •
  filing with the Secretary of the Company a written revocation of proxy; or
  •
  voting in person at the meeting.

Attendance at the meeting will not by itself constitute revocation of a proxy.

Quorum

        We need a quorum to transact business at the meeting. This means that at least a majority of the total votes entitled to be cast by the outstanding shares of Applera common stock must be present at the meeting, either in person or by proxy. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists.

Vote Required

        A plurality of the votes cast at the meeting is required for the election of directors (Proposal 1). That is, the nominees receiving the greatest number of votes will be elected. Accordingly, abstentions will not affect the outcome of the election of directors.

        The favorable vote of a majority of the votes present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2). Abstentions on this proposal will be counted for purposes of determining the number of shares present on the proposal but will not be counted as votes "for" the proposal. Therefore, abstentions will have the same effect as votes against the proposal.

        The rules of the New York Stock Exchange permit a broker or other nominee to vote on the election of directors and the ratification of the selection of independent registered public accounting firm even if the broker or other nominee does not receive voting instructions from the stockholder.

Voting on Other Matters

        If other matters are properly presented at the meeting for consideration, the persons named as proxies on the accompanying proxy card will have the discretion to vote for you on these matters in accordance with their best judgment. As of the date of this proxy statement, we do not know of any matters to be brought before the meeting other than those described in this proxy statement.

Costs of Proxy Solicitation

        We will bear the costs of soliciting proxies for the meeting. In addition to solicitation by mail, proxies may be solicited on our behalf by our directors, officers, or employees in person or by telephone, facsimile, or other electronic means. We have hired Morrow & Co., Inc., New York, New York, to assist in the distribution and solicitation of proxies for a fee of $7,500, plus expenses.

        We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries holding shares of Applera common stock in their names or those of their nominees for expenses they incur in sending proxy materials to the beneficial owners of Applera common stock and obtaining their proxies.

Corporate Governance

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to reflect the principles by which the Company operates. These Guidelines are available in the Corporate section of our website at www.applera.com under the heading "Corporate Governance—Corporate Governance Guidelines." The Guidelines are also available in print to any stockholder on request to: Secretary, Applera Corporation, 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut, 06856-5435. The Board periodically reviews the Guidelines, and any modifications are reflected in the Guidelines posted on our website. Please note that none of the information contained on our websites is incorporated by reference into this proxy statement, and the website addresses are included as inactive textual references only.

Director Independence

        It is the objective of the Board that all non-employee directors meet the criteria for independence required by the New York Stock Exchange and the Securities and Exchange Commission absent unusual and compelling circumstances. Only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company) and who meet the additional qualifications prescribed under the New York Stock Exchange rules will be considered independent. In addition, our Corporate Governance Guidelines require that members of the Audit/Finance Committee also satisfy the independence requirements for members of audit committees prescribed under the Sarbanes-Oxley Act of 2002.

        The Board has determined that relationships with charitable organizations are not material relationships that would impair a director's independence unless contributions by the Company to the organization in any single fiscal year within the preceding three years exceed the greater of $1 million or 2% of such organization's consolidated gross revenues. The Company's automatic matching of charitable contributions are not included in the amount of the Company's contributions for this purpose. The Board considers any other relationships based on all relevant facts and circumstances.

        The Board has reviewed the business, family, and charitable relationships between the Company and each non-employee director. Several non-employee directors of the Company serve as directors or officers of companies which have in the past directly or indirectly purchased or sold products and services from or to the Company. These transactions were conducted in the ordinary course of business and on an arms-length basis, and none of our directors received a personal benefit from these transactions. Based on its review of these and other relationships between the Company and the non-employee directors, the Board determined that there are no relationships which would interfere with the ability of any non-employee director to exercise independent judgment and that all of these directors are independent under all of the requirements described above. The Board further determined that all of the members of the Audit/Finance Committee satisfied the requirements for members of audit committees described above.

Code of Conduct

        All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and Controller (our principal accounting officer), are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a legal and ethical manner. The Code is available in the Corporate section of our website at www.applera.com under the heading "Corporate Governance—Code of Business Conduct." The Code is also available in print to any stockholder on request to the Company's Secretary at the address given above.

Communications with Directors

        The Board has approved a policy by which stockholders and other interested parties may communicate directly with the Board or the non-employee directors. All communications should be in writing and should be directed to the Company's Secretary at the address given above. The sender should indicate in the address whether it is intended for the entire Board, the non-employee directors as a group, or an individual director. Each communication intended for the Board or non-employee directors received by the Secretary will be forwarded to the intended recipients subject to compliance with instructions from the Board in effect from time to time concerning the treatment of inappropriate communications.

Board of Directors and Committees

        Our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with officers and other employees, by reviewing materials relating to the Company, and by participating in meetings of the Board and its committees.

        There were six Board meetings and 25 committee meetings during fiscal 2005. Average attendance at these meetings was more than 99%, and each director attended at least 75% of the meetings of the Board and of the committees on which he or she served.

        Non-employee directors of the Company meet in executive session without the Chief Executive Officer or any other member of management present at each regularly scheduled Board meeting. The director then serving as chair of the Nominating/Corporate Governance Committee serves as presiding director of these sessions.

        All directors are expected to attend the annual meeting of stockholders, and all directors were present at our 2004 annual meeting.

Board Committees

        The Board has established standing committees to assist it in carrying out its responsibilities. Each of these committees operates under a written charter, copies of which are available in the Corporate section of our website at www.applera.com under the heading "Corporate Governance—Committee Charters." The committee charters are also available in print to any stockholder on request to: Secretary, Applera Corporation, 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut, 06856-5435. The Board regularly reviews the committee charters, and any modifications are reflected in the charters posted on our website.

        The current membership of each of our Board committees is provided below:

Name	Audit/ Finance	Executive	Management Resources	Nominating/ Corporate Governance	Technology Advisory
Richard H. Ayers	X	X
Jean-Luc Bélingard			C	X	X
Robert H. Hayes	C	X			X
Arnold J. Levine			X	C	C
William H. Longfield			C	X
Theodore E. Martin	X
Carolyn W. Slayman		X	X	C	C
Orin R. Smith			X	X
James R. Tobin	C
Tony L. White		C

C = Chair/Co-Chair

        Audit/Finance Committee.    The Audit/Finance Committee oversees accounting, finance, and internal control matters. The Committee is responsible for the appointment, compensation, evaluation, and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other services. In addition, the Committee, among other things: reviews and approves the scope and plan of audit and non-audit services to be performed by the independent registered public accounting firm; reviews with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements; reviews internal accounting and auditing procedures, including the process used by management to evaluate and report on the effectiveness of the Company's internal control over financial reporting; reviews and approves the scope and plan of audit services to be performed by our internal audit department; reviews our financial policies and strategies; and reviews policies and practices designed to assure compliance with legal and ethical standards. A report of the Committee for fiscal 2005 is provided on page 6.

        The Audit/Finance Committee met 10 times during fiscal 2005. The Board has determined that each member of the Audit/Finance Committee is "independent" as defined by the rules of the New York Stock Exchange. The Board has further determined that each member of the Committee meets the New York Stock Exchange requirement of having accounting or related financial management expertise and that each of Messrs. Ayers, Martin, and Tobin are "audit committee financial experts" as defined by the rules of the Securities and Exchange Commission. The designation of members of our Audit/Finance Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit/Finance Committee and Board of Directors, and does not affect the duties, obligations, or liabilities of any other member of the Audit/Finance Committee or Board of Directors. The Board has also determined that although Mr. Martin currently serves on the audit committees of more than three public companies, this service does not impair his ability to serve effectively on the Company's Audit/Finance Committee.

        Executive Committee.    The Executive Committee has the authority to act for the full Board in emergency situations requiring Board action where time constraints preclude a meeting of the Board. It is expected that meetings of the Committee should rarely, if ever, be required. The Executive Committee did not meet during fiscal 2005.

        Management Resources Committee.    The Management Resources Committee oversees compensation policies and practices for the Company's senior management, including salary, bonus, and incentive awards. The Committee also develops and reviews management development and succession plans for the Company's Chief Executive Officer and other executive officers. The Committee's report on executive compensation starts on page 19.

        The Management Resources Committee met seven times during fiscal 2005. The Board has determined that each member of the Management Resources Committee is independent as defined by the rules of the New York Stock Exchange.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee evaluates Board and management effectiveness and generally takes a leadership role in shaping and advising the Board on corporate governance and related matters. In addition, the Committee recommends membership assignments and responsibilities for committees of the Board, recommends the compensation of non-employee directors, and develops and monitors our Corporate Governance Guidelines.

        The Committee also assists the Board in identifying individuals qualified to serve as members of the Board. Under our Corporate Governance Guidelines, nominees for director will be selected based on their independence, character, judgment, business experience, diversity, and specific areas of expertise, among other relevant considerations. Final approval of the nomination of a new nominee will be determined by the full Board. The Committee will consider nominations for directors recommended by Board members, Company management, stockholders, and other sources. The Committee will evaluate director candidates proposed by stockholders in the same manner it evaluates other candidates, provided that the stockholders proposing a director candidate submit their proposal to the Company's Secretary prior to the deadlines generally applicable to the submission of stockholder proposals required under our By-laws described below under the heading "Stockholder Proposals." In addition, submissions of nominations should include a current resume and curriculum vitae of the nominee and statement describing the nominee's qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nomination, the number of shares of Applera common stock which are owned of record or beneficially by the submitting stockholder, and a description of all arrangements or understandings between the submitting stockholder and the nominee.

        The Nominating/Corporate Governance Committee met six times during fiscal 2005. The Board has determined that each member of the Nominating/Corporate Governance Committee is independent as defined by the rules of the New York Stock Exchange.

        Technology Advisory Committee.    The Technology Advisory Committee advises the Board and management concerning issues related to the development and implementation of our technological resources, including strategies for developing and expanding the Company's technology portfolio and assisting management in assessing third party technology opportunities. The Technology Advisory Committee met two times during fiscal 2005.

Report of the Audit/Finance Committee

        The Audit/Finance Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Committee operates under a written charter adopted by the Board, a copy of which is available in the Corporate section of our website at www.applera.com under the heading "Corporate Governance—Committee Charters."

        Management is responsible for the financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm, is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, PwC will express its own opinion on the effectiveness of the Company's internal control over financial reporting.

        In performing its oversight responsibilities, the Committee reviewed and discussed with management and PwC the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2005, management's assessment of the effectiveness of the Company's internal control over financial reporting, and PwC's evaluation of the Company's internal control over financial reporting. The Committee also discussed with PwC their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with PwC their independence from the Company and its management. The Committee considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining the independence of PwC and concluded that the independence of PwC is not compromised by the provision of such services.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements of the Company in its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the Securities and Exchange Commission.

        The Committee has also appointed PwC to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2006, subject to stockholder ratification of that appointment.

Audit/Finance Committee
Robert H. Hayes, Co-Chair James R. Tobin, Co-Chair Richard H. Ayers Theodore E. Martin

Compensation of Directors

        Each non-employee director currently receives:

  •
  an annual retainer, payable in cash and shares of Applera-Applied Biosystems stock and shares of Applera-Celera Genomics stock;

  •
  a grant of stock options to purchase shares of Applera-Applied Biosystems stock and shares of Applera-Celera Genomics stock; and

  •
  a restricted stock award of shares of Applera-Applied Biosystems stock and shares of Applera-Celera Genomics stock.

The Company does not pay any additional amounts for attendance at meetings or participation on committees.

        Annual Retainer.    Each non-employee director currently receives an annual retainer of $60,000, at least 50% of which must be applied to the purchase of Applera-Applied Biosystems stock and Applera-Celera Genomics stock. Purchases of stock are made quarterly, and the number of shares of each class of stock purchased is based on the ratio of the number of shares of each class outstanding on the purchase date. The purchase price is the fair market value of a share of the applicable class of stock on the purchase date.

        Stock Options.    Each non-employee director received a grant of stock options to purchase 9,200 shares of Applera-Applied Biosystems stock and 3,400 shares of Applera-Celera Genomics stock under the terms of our stock incentive plans upon election at the 2004 annual meeting of stockholders. The exercise price of these options is the fair market value of a share of the applicable class of stock on the date of grant. These options have a term of ten years and were originally exercisable in four equal annual installments. In fiscal 2005, the Management Resources Committee accelerated the vesting of these and other stock options held by employees, officers, and directors of the Company in light of new accounting regulations that took effect beginning in fiscal 2006. However, in order to prevent unintended personal benefits to directors, officers, and other senior management, the Board imposed restrictions on any shares received through the exercise of accelerated options held by those individuals. These restrictions prevent the sale of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual's termination of employment or service.

        Restricted Stock.    Our stock incentive plans provide that each non-employee director will receive a restricted stock award of shares of Applera-Applied Biosystems stock and shares of Applera-Celera Genomics stock upon election or reelection to the Board. The number of shares to be awarded is determined by the Management Resources Committee, except that the aggregate dollar value of the restricted stock award to each non-employee director is subject to an annual dollar limit under the terms of the plans. This limit was $197,654 for fiscal 2005, and increases by 10% each subsequent fiscal year. The aggregate dollar value of an award is calculated by multiplying the number of shares included in the award by the fair market value of the applicable class of stock on the date of grant. The awards vest on the date immediately preceding the first annual meeting following the date of grant and will be forfeited, subject to certain exceptions, if the director ceases to serve as a member of the Board prior to that date. Prior to vesting, the director has the right to receive cash dividends and to vote but may not sell or otherwise transfer the shares.

        Each non-employee director received a restricted stock award of 1,300 shares of Applera-Applied Biosystems stock and 500 shares of Applera-Celera Genomics stock upon election at the 2004 annual meeting of stockholders. The aggregate dollar value of these awards on the date of grant was $30,579.

        Deferrals.    Non-employee directors may defer receipt of the cash or stock portion of their annual retainer and their restricted stock award. Stock is credited to a deferral account of a director in units, each unit representing one share of the applicable class of Applera common stock. Directors cannot vote the shares represented by these units. The stock portion of a director's deferral account is adjusted to take into account dividends paid on Applera common stock, and the cash portion of a director's deferral account is credited quarterly with interest at the prevailing prime rate of Citibank, N.A.

        Special Assignments.    Recognizing that there may be occasions where we are best served by non-employee directors spending additional time in their capacities as directors, the Board has determined that it may be appropriate to provide additional compensation for these services. Specifically, the Nominating/Corporate Governance Committee will determine and approve a per diem payment where a non-employee director is requested to spend materially more time than would ordinarily be expected. Payment for these services will not exceed reasonable and customary rates for the type of services performed. The Company did not make any such payments during fiscal 2005.

        Stock Ownership Policy.    In order to encourage non-employee directors to retain a financial investment in the Company, the Nominating/Corporate Governance Committee has established a requirement that each non-employee director retain a personal investment in Applera common stock or stock equivalents equal to four times the annual retainer. Stock equivalents that qualify under the policy include deferred shares, restricted stock subject to time-based vesting, and vested, in-the-money stock options. Non-employee directors have a period of four years from the date of initial election to achieve this ownership level. As of the end of the Company's 2005 fiscal year, all of the non-employee directors, other than Mr. Longfield, had satisfied their individual investment goals. Mr. Longfield was elected to the Board at the 2003 annual meeting.

        Miscellaneous.    The Board previously established a Director's Charitable Award Program as part of the Company's overall program to promote charitable giving. The Program provided that the Company would, following the death of a participating director, donate $1,000,000 to the educational or charitable organizations selected by the director and approved by us. In order to fund the donations, we acquired joint life insurance contracts on the lives of participating directors. Each policy insured two directors with the death benefit payable on the death of the second director. The Program was terminated by the Board in November 2004. As a result, the cash surrender value of the insurance policies was distributed to the charities selected by the participating directors. Individual directors did not receive any financial benefit from the termination since the insurance policies were owned by the Company.

        All directors are reimbursed for expenses incurred in attending Board and committee meetings. Non-employee directors are provided business travel accident insurance when traveling on behalf of the Company and personal excess liability insurance. Directors are also eligible to participate in our matching gifts program on the same basis as our employees.

        Employee directors receive no additional compensation for service on the Board or its committees.

8

Ownership of Company Stock

Greater than 5% Beneficial Owners

        The table below provides information about the only persons known by us to beneficially own more than 5% of the outstanding shares of either class of Applera common stock as of August 19, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Applera-Applied Biosystems Stock	Percent of Class	Amount and Nature of Beneficial Ownership of Applera-Celera Genomics Stock	Percent of Class
Primecap Management Company 225 South Lake Avenue, Suite 400 Pasadena, CA 91101	22,275,045[1]	11.4
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	22,264,800[2]	11.4
AXA 25, avenue Matignon 75008 Paris, France	21,873,239[3]	11.2	8,189,035[4]	11.0
Iridian Asset Management LLC 276 Post Road West Westport, CT 06880			7,517,454[5]	10.1
FMR Corp. 82 Devonshire Street Boston, MA 02109			7,459,948[6]	10.0
Wellington Management Company, LLP 75 State Street Boston, MA 02109			5,011,824[7]	6.7
Barclays PLC 54 Lombard Street London, England EC3P3AH			3,985,967[8]	5.4

1
Based on a Form 13F for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission (the "SEC"), Primecap Management Company has sole investment discretion with respect to all of these shares, sole voting authority with respect to 4,297,695 shares, and no voting authority with respect to 17,977,350 shares.

2
Based on a Form 13F for the quarter ended June 30, 2005, filed with the SEC, Capital Research and Management Company has shared investment discretion (as defined) and no voting authority with respect to these shares.

3
Based on a Form 13F for the quarter ended June 30, 2005, filed with the SEC, AXA, together with Alliance Capital Management L.P. and other affiliates, has shared investment discretion (as defined) with respect to all of these shares and sole voting authority with respect to 18,647,791 shares, shared voting authority with respect to 448,040 shares, and no voting authority with respect to 2,777,408 shares.

4
Based on a Form 13F for the quarter ended June 30, 2005, filed with the SEC, AXA, together with Alliance Capital Management L.P. and other affiliates, has shared investment discretion (as defined) with respect to all of these shares and sole voting authority with respect to 6,853,657 shares and no voting authority with respect to 1,335,378 shares.

5
Based on a Form 13F for the quarter ended June 30, 2005, filed with the SEC, Iridian Asset Management LLC has sole investment discretion with respect to all of these shares, sole voting authority with respect to 5,708,783 shares, and no voting authority with respect to 1,808,671 shares.

6
Based on a Form 13F for the quarter ended June 30, 2005, filed with the SEC, FMR Corp. has shared investment discretion (as defined) and no voting authority with respect to these shares.

7
Based on a Form 13F for the quarter ended June 30, 2005, filed with the SEC, Wellington Management Company, LLP, has sole investment discretion with respect to 4,577,070 shares, shared investment discretion (as defined) with respect to 434,754 shares, sole voting authority with respect to 3,291,801 shares, shared voting authority with respect to 314,254 shares, and no voting authority with respect to 1,405,769 shares.

Based on a Form 13F for the quarter ended June 30, 2005, filed with the SEC, Barclays PLC, together with Barclays Global Investors, NA and other affiliates, has shared investment discretion (as defined) with respect to all of these shares and sole voting authority with respect to 3,726,735 shares and no voting authority with respect to 259,232 shares.

Directors and Executive Officers

        The table below shows the number of shares of each class of Applera common stock beneficially owned as of August 19, 2005, by (1) each non-employee director, (2) each of the persons named in the Summary Compensation Table below under "Executive Compensation," and (3) all directors and executive officers of the Company as a group. None of these persons, other than Mr. White, beneficially owned more than one percent of the outstanding shares of either class of Applera common stock. Mr. White beneficially owned approximately 2.1% of the outstanding shares of Applera-Applied Biosystems stock and approximately 1.8% of the outstanding shares of Applera-Celera Genomics stock. All directors and executive officers as a group beneficially owned approximately 4.4% of the outstanding shares of Applera-Applied Biosystems stock and approximately 5.2% of the outstanding shares of Applera-Celera Genomics stock. Except as otherwise noted, voting and investment power is exercised solely by the beneficial owner or is shared by the owner with his or her spouse.

	Title of Class	Number of Shares Beneficially Owned[1,2]	Number of Deferred Shares Beneficially Owned[3]	Total
Non-employee Directors
Richard H. Ayers	Applera-Applied Biosystems stock	85,046	14,122	99,168
	Applera-Celera Genomics stock	65,218	3,386	68,604
Jean-Luc Bélingard	Applera-Applied Biosystems stock	84,965	0	84,965
	Applera-Celera Genomics stock	64,860	0	64,860
Robert H. Hayes	Applera-Applied Biosystems stock	72,772	16,519	89,291
	Applera-Celera Genomics stock	61,675	4,125	65,800
Arnold J. Levine	Applera-Applied Biosystems stock	51,900	16,819	68,719
	Applera-Celera Genomics stock	66,396	4,989	71,385
William H. Longfield	Applera-Applied Biosystems stock	19,700	5,721	25,421
	Applera-Celera Genomics stock	6,900	1,972	8,872
Theodore E. Martin	Applera-Applied Biosystems stock	50,700	16,218	66,918
	Applera-Celera Genomics stock	55,756	4,845	60,601
Carolyn W. Slayman	Applera-Applied Biosystems stock	74,422	9,880	84,302
	Applera-Celera Genomics stock	62,018	2,605	64,623
Orin R. Smith	Applera-Applied Biosystems stock	65,000	23,521	88,521
	Applera-Celera Genomics stock	58,256	6,596	64,852
James R. Tobin	Applera-Applied Biosystems stock	50,700	15,389	66,089
	Applera-Celera Genomics stock	55,756	4,646	60,402
	Title of Class	Number of Shares Beneficially Owned[4,5]
Named Executive Officers
Tony L. White	Applera-Applied Biosystems stock	4,082,952	[6]
	Applera-Celera Genomics stock	1,364,474	[6]
Kathy Ordoñez	Applera-Applied Biosystems stock	374,200
	Applera-Celera Genomics stock	540,300
Catherine M. Burzik	Applera-Applied Biosystems stock	330,509
	Applera-Celera Genomics stock	70,560
Dennis L. Winger	Applera-Applied Biosystems stock	1,427,319
	Applera-Celera Genomics stock	505,171
William B. Sawch	Applera-Applied Biosystems stock	1,267,733
	Applera-Celera Genomics stock	466,224
All directors and executive officers as a group (19 persons)[7]	Applera-Applied Biosystems stock	8,879,309
	Applera-Celera Genomics stock	4,087,519

(Footnotes on following page)

(Footnotes for preceding page)

1
Includes the following number of stock options held by the named individuals, which represent all stock options held by such individuals and all of which are presently exercisable:

	Applera-Applied Biosystems Stock	Applera-Celera Genomics Stock
Richard H. Ayers	62,700	58,756
Jean-Luc Bélingard	62,700	58,756
Robert H. Hayes	58,700	57,756
Arnold J. Levine	50,700	66,096
William H. Longfield	16,700	5,900
Theodore E. Martin	50,700	55,756
Carolyn W. Slayman	62,700	58,756
Orin R. Smith	61,000	58,256
James R. Tobin	50,700	55,756

No voting or investment power exists with respect to these shares prior to exercise of the stock options.

2
Includes for each of Messrs. Ayers, Bélingard, and Hayes 1,300 restricted shares of Applera-Applied Biosystems stock and 500 restricted shares of Applera-Celera Genomics stock. Prior to vesting, each director has the right to vote but may not sell or otherwise transfer these shares.

3
Consists of units representing full shares of stock deferred by non-employee directors (see "Board of Directors and Committees—Compensation of Directors" above). No voting power exists with respect to any deferred share units.

4
Includes the following number of stock options held by the named individuals, which represent all stock options held by such individuals and all of which are presently exercisable:

	Applera-Applied Biosystems Stock	Applera-Celera Genomics Stock
Tony L. White	3,633,593	1,249,037
Kathy Ordoñez	374,200	500,300
Catherine M. Burzik	307,600	69,200
Dennis L. Winger	1,350,573	482,950
William B. Sawch	1,191,200	447,678

No voting or investment power exists with respect to these shares prior to exercise of the stock options.

5
Includes 69,498 restricted shares of Applera-Applied Biosystems stock and 23,166 restricted shares of Applera-Celera Genomics stock held by Mr. White, 18,750 restricted shares of Applera-Applied Biosystems stock held by Ms. Burzik, and 11,584 restricted shares of Applera-Applied Biosystems stock and 3,862 restricted shares of Applera-Celera Genomics stock held by Mr. Winger. Prior to vesting, Messrs. White and Winger and Ms. Burzik have the right to vote the restricted shares, but they may not sell or otherwise transfer these shares.

6
Excludes: (a) 75,000 shares of Applera-Applied Biosystems stock and 25,000 shares of Applera-Celera Genomics stock held by the Elizabeth Ann White Business Interests, LLLP, a family limited partnership of which Mr. White's daughter is the sole general partner and Mr. White's wife and a grantor retained annuity trust established by Mr. White are currently the sole limited partners; and (b) 48,480 shares of Applera-Applied Biosystems stock and 16,160 shares of Applera-Celera Genomics stock held by the Tony Lee White 2004 Two Year Grantor Retained Annuity Trust, of which Mr. White's wife is the sole trustee.

7
Includes 8,159,916 shares of Applera-Applied Biosystems stock and 3,845,185 shares of Applera-Celera Genomics stock which all directors and executive officers as a group have the right to acquire through the exercise of stock options that are presently exercisable or will become exercisable within 60 days. No voting or investment power exists with respect to these shares prior to exercise of the stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

        We are required to identify any officer, director, or beneficial owner of more than 10% of either class of Applera common stock who failed to timely file with the SEC and the New York Stock Exchange a required report relating to beneficial ownership of stock under Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of information provided to us, all persons subject to these reporting requirements filed the required reports on a timely basis for fiscal 2005.

Executive Compensation

Summary Compensation Table

        The following table shows the compensation provided to our Chief Executive Officer and four other most highly paid executive officers (the "Named Executive Officers").

Long-Term Compensation
Annual Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)[1]	Restricted Stock Awards ($)[2]	Stock Options (#)[3]	LTIP Payouts ($)	All Other Compen- sation ($)[4]
Tony L. White Chairman, President and Chief Executive Officer	2005 2004 2003	1,000,000 1,000,000 1,000,000	1,798,160 1,202,500 1,300,000	126,878 197,773 102,977	0 5,189,416 0	350,000 272,000 420,000	0 0 0	168,000 311,585 282,308
Kathy Ordoñez Senior Vice President and President, Celera Genomics Group and Celera Diagnostics	2005 2004 2003	516,347 496,154 468,077	670,613 427,500 451,250	1,395 0 757	0 0 0	200,000 108,000 135,000	0 0 0	13,375 34,779 25,978
Catherine M. Burzik[5] Senior Vice President and President, Applied Biosystems Group	2005 2004	507,330 362,476	675,000 424,685	107,047 99,107	0 555,250	200,000 176,800	0 0	14,500 327,927
Dennis L. Winger Senior Vice President and Chief Financial Officer	2005 2004 2003	543,077 526,154 483,058	625,000 416,713 407,959	12,627 19,149 9,002	0 864,999 0	120,000 90,400 153,000	0 0 0	92,700 164,377 145,880
William B. Sawch Senior Vice President and General Counsel	2005 2004 2003	478,769 463,615 423,057	550,000 367,179 359,489	3,003 1,700 2,313	0 0 0	120,000 90,400 153,000	0 0 0	149,260 163,595 143,868

1
Amounts shown in this column include the aggregate incremental cost to the Company of providing various perquisites and other personal benefits to each of the Named Executive Officers. These perquisites and personal benefits include personal use of Company aircraft, car allowance, financial and estate planning, and excess liability insurance. In accordance with SEC rules, no amount is included for perquisites and other personal benefits in any fiscal year if the total amount of these perquisites and benefits for the year is less than $50,000. Pursuant to a security policy adopted by the Management Resources Committee, Mr. White is required to use Company aircraft for both personal and business travel. The incremental cost of the Company aircraft is calculated by dividing the total variable costs (such as fuel, aircraft maintenance, and flight crew expenses) by the total number of flight hours for the fiscal year and multiplying this amount by the individual's total number of flight hours for personal use for the year.

The amounts shown for fiscal 2005 include for Mr. White $58,294 for the personal use of Company aircraft and $40,067 for financial and estate planning, and for Ms. Burzik a $50,000 mortgage subsidy received in connection with her relocation. Amounts shown for fiscal 2005 also include amounts reimbursed for the payment of taxes for all of the Named Executive Officers and dividend equivalents paid in cash on performance units granted to Messrs. White, Winger, and Sawch.

2
As of the end of the Company's 2005 fiscal year, Mr. White held 115,830 restricted shares of Applera-Applied Biosystems stock and 38,610 restricted shares of Applera-Celera Genomics stock having an aggregate value of $2,694,978, Ms. Burzik held 18,750 restricted shares of Applera-Applied Biosystems stock having an aggregate value of $367,688, and Mr. Winger held 23,168 restricted shares of Applera-Applied Biosystems stock and 7,724 restricted shares of Applera-Celera Genomics stock having an aggregate value of $539,057. As of that date, none of the other Named Executive Officers held any shares of our restricted stock.

The shares of restricted stock awarded to Mr. White and Mr. Winger in fiscal 2004 and outstanding as of the end of the Company's 2005 fiscal year vest as follows: 46,332 shares of Applera-Applied Biosystems stock and 15,444 shares of Applera-Celera Genomics stock awarded to Mr. White and 11,584 shares of Applera-Applied Biosystems stock and 3,862 shares of Applera-Celera Genomics stock awarded to Mr. Winger vested on August 18, 2005 upon the attainment of performance goals relating to cumulative after-tax operating cash flow for fiscal 2005; 23,166 shares of Applera-Applied Biosystems stock and 7,722 shares of Applera-Celera Genomics stock granted to Mr. White will vest on June 30, 2006, subject to Mr. White being an employee of the Company as of that date; and up to the remaining 46,332 shares of Applera-Applied Biosystems stock and 15,444 shares of Applera-Celera Genomics stock awarded to Mr. White and 11,584 shares of Applera-Applied Biosystems stock and 3,862 shares of Applera-Celera Genomics stock awarded to Mr. Winger vest following the end of fiscal 2006 upon the attainment of performance goals relating to cumulative after-tax operating cash flow for that fiscal year. The shares of restricted stock awarded to Ms. Burzik in fiscal 2004 and outstanding as of the end of the Company's 2005 fiscal year vest in three equal annual installments commencing on September 2, 2005. Prior to vesting,

  Messrs. White and Winger and Ms. Burzik have the right to receive dividends, if any, on and to vote the restricted shares, but they may not sell or otherwise transfer these shares.

3
A breakdown of the options set forth in the table, by class, is as follows:

		Applera-Applied Biosystems Stock	Applera-Celera Genomics Stock
Mr. White	2005	262,500	87,500
	2004	204,000	68,000
	2003	335,000	85,000
Ms. Ordoñez	2005	50,000	150,000
	2004	32,000	76,000
	2003	40,000	95,000
Ms. Burzik	2005	150,000	50,000
	2004	157,600	19,200
Mr. Winger	2005	90,000	30,000
	2004	68,000	22,400
	2003	125,000	28,000
Mr. Sawch	2005	90,000	30,000
	2004	68,000	22,400
	2003	125,000	28,000
4
The amounts shown for fiscal 2005 include: (a) payment of a portion of the cash value of vested performance units under our Performance Unit Bonus Plan for Mr. White, Mr. Winger, and Mr. Sawch of $155,400, 77,700, and $77,700, respectively; and (b) Company contributions under our Employee Savings Plan for Mr. White, Ms. Ordoñez, Ms. Burzik, Mr. Winger, and Mr. Sawch of $12,600, $13,375, $14,500, $15,000, and $15,598, respectively. The fiscal 2005 amount for Mr. Sawch also includes $55,962 for vacation earned in prior fiscal years and paid out in fiscal 2005.

5
Ms. Burzik became an employee of the Company on September 2, 2003.

Option Grant Tables

        The table below provides information about options to purchase shares of Applera-Applied Biosystems stock granted to the Named Executive Officers during fiscal year 2005.

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
	Number of Securities Underlying Options Granted (#)[1]
		Percent of Total Options Granted to Employees In Fiscal Year 2005
Name			Exercise Price ($/Sh)	Expiration Date
					5%($)	10%($)
Tony L. White	262,500	7.44	21.475	6/2/15	3,545,197	8,984,225
Kathy Ordoñez	50,000	1.42	21.475	6/2/15	675,276	1,711,281
Catherine M. Burzik	150,000	4.25	21.475	6/2/15	2,025,827	5,133,843
Dennis L. Winger	90,000	2.55	21.475	6/2/15	1,215,496	3,080,306
William B. Sawch	90,000	2.55	21.475	6/2/15	1,215,496	3,080,306

All Stockholders[3]					$2.4 billion	$6.2 billion

1
The options were granted with an exercise price equal to the fair market value of a share of Applera-Applied Biosystems stock on the date of grant and were fully vested and exercisable as of the grant date. However, shares acquired upon the exercise of the options are subject to a restriction on transfer covering sales, gifts, pledges, and any other method of disposition. The transfer restriction will lapse on 25% of the shares covered by the grant on each of the first four anniversaries of the grant date and will lapse in full upon termination of employment for any reason.

2
The values shown assume that the price of a share of Applera-Applied Biosystems stock will appreciate at the annual rates shown. These rates are arbitrarily assumed rates established by the SEC and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend on the actual performance of the Applera-Applied Biosystems stock.

3
These amounts represent the increase in the aggregate market value of the Applera-Applied Biosystems stock outstanding as of the last day of the Company's 2005 fiscal year, assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.

        The table below provides information about options to purchase shares of Applera-Celera Genomics stock granted to the Named Executive Officers during fiscal year 2005.

Individual Grants
	Number of Securities Underlying Options Granted (#)[1]				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
		Percent of Total Options Granted to Employees In Fiscal Year 2005
Name			Exercise Price ($/Sh)	Expiration Date
					5%($)	10%($)
Tony L. White	87,500	6.24	10.155	6/2/15	558,812	1,416,140
Kathy Ordoñez	150,000	10.70	10.155	6/2/15	957,964	2,427,668
Catherine M. Burzik	50,000	3.57	10.155	6/2/15	319,321	809,223
Dennis L. Winger	30,000	2.14	10.155	6/2/15	191,593	485,534
William B. Sawch	30,000	2.14	10.155	6/2/15	191,593	485,534

All Stockholders[3]					$510 million	$1.3 billion

1
The options were granted with an exercise price equal to the fair market value of a share of Applera-Celera Genomics stock on the date of grant and were fully vested and exercisable as of the grant date. However, shares acquired upon the exercise of the options are subject to a restriction on transfer covering sales, gifts, pledges, and any other method of disposition. The transfer restriction will lapse on 25% of the shares covered by the grant on each of the first four anniversaries of the grant date and will lapse in full upon termination of employment for any reason.

2
The values shown assume that the price of a share of Applera-Celera Genomics stock will appreciate at the annual rates shown. These rates are arbitrarily assumed rates established by the SEC and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend on the actual performance of the Applera-Celera Genomics stock.

3
These amounts represent the increase in the aggregate market value of the Applera-Celera Genomics stock outstanding as of the last day of the Company's 2005 fiscal year, assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.

Option Exercises and Year-End Value Tables

        The table below provides information about options for Applera-Applied Biosystems stock exercised by the Named Executive Officers during fiscal year 2005 and the value of unexercised options for Applera-Applied Biosystems stock held by those officers as of the last day of the Company's 2005 fiscal year.

			Number of Securities Underlying Unexercised Options at June 30, 2005 (#)		Value of Unexercised In-the-Money Options at June 30, 2005 ($)[1]
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Tony L. White	0	0	3,633,593	0	5,943,346	0
Kathy Ordoñez	0	0	374,200	0	161,600	0
Catherine M. Burzik	0	0	307,600	0	0	0
Dennis L. Winger	0	0	1,350,573	0	1,688,764	0
William B. Sawch	0	0	1,191,200	0	1,327,444	0

1
The fair market value of a share of Applera-Applied Biosystems stock on the last day of the Company's 2005 fiscal year was $19.58.

        The table below provides information about options for Applera-Celera Genomics stock exercised by the Named Executive Officers during fiscal year 2005 and the value of unexercised options for

Applera-Celera Genomics stock held by those officers as of the last day of the Company's 2005 fiscal year.

			Number of Securities Underlying Unexercised Options at June 30, 2005 (#)
					Value of Unexercised In-the-Money Options at June 30, 2005 ($)[1]
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tony L. White	0	0	1,249,037	0	2,261,832	0
Kathy Ordoñez	0	0	500,300	0	296,665	0
Catherine M. Burzik	0	0	69,200	0	41,188	0
Dennis L. Winger	0	0	482,950	0	969,909	0
William B. Sawch	0	0	447,678	0	835,753	0

1
The fair market value of a share of Applera-Celera Genomics stock on the last day of the Company's 2005 fiscal year was $10.925.

Retirement Benefits

        We maintain a qualified defined benefit Employee Pension Plan covering the majority of our domestic employees hired prior to July 1, 1999, including the Named Executive Officers other than Ms. Burzik and Ms. Ordoñez, and a non-qualified Excess Benefit Plan, which provides pension benefits that would otherwise be denied participants by reason of compensation and/or benefit payment limitations of the Internal Revenue Code on qualified plan benefits. Both the Employee Pension Plan and the pension benefit component of the Excess Benefit Plan were frozen as of June 30, 2004. We also have a frozen non-qualified Supplemental Retirement Plan, which provides benefits based on service and a percentage of awards under the Company's Incentive Compensation Plan prior to July 1, 1995.

        Estimated annual benefits accrued to the freeze date and payable upon retirement at age 65 under the Employee Pension Plan, the Supplemental Retirement Plan, and the pension plan component of the Excess Benefit Plan to Mr. White, Mr. Winger, and Mr. Sawch are $340,502, $102,223, and $160,521, respectively, assuming continued service for benefit eligibility. Mr. Sawch's benefit includes a variable annuity component accrued on service prior to October 1, 1995. The variable annuity fund benefit payments are calculated initially based on the fund's current valuation and are adjusted annually thereafter based on the performance of the variable annuity fund unit value. Ms. Burzik and Ms. Ordoñez do not have benefit accruals under these plans.

        Under the terms of his employment agreement, Mr. White is fully vested in and will receive an additional lifetime annual supplemental retirement benefit. This supplemental benefit is equal to the annual benefit he would have received if he were credited with an additional 26 years of service, as well as service and compensation earned after the June 30, 2004, freeze date under the Employee Pension Plan and non-qualified Excess Benefit Plan, reduced by $111,528, the benefit payable from his prior employer. The following table shows the estimated total annual pension benefit, including the supplemental retirement benefit, payable to Mr. White at the age, service, and remuneration levels noted:

Total Pension Benefit Table—Mr. White
	Years of Service Since October 1, 1995
	Current	Projected
Remuneration	9.75 (Age 58.8)	12.9 (Age 62.0)	15.9 (Age 65.0)
$2,300,000	$1,239,000	$1,375,000	$1,485,000
$2,500,000	$1,239,000	$1,519,000	$1,640,000
$2,750,000	$1,239,000	$1,663,000	$1,794,000
$3,000,000	$1,239,000	$1,818,000	$1,960,000
$3,250,000	$1,239,000	$1,986,000	$2,141,000
$3,500,000	$1,239,000	$2,149,000	$2,315,000

        The benefit amounts shown in the Total Pension Benefit Table for Mr. White are computed on a straight life annuity basis (the maximum benefit payable to a participant), and payable annually at the age noted. The remuneration amounts in the table are based on the final average annual compensation, consisting of base salary and incentive compensation, over the three consecutive year period in the 10 years preceding retirement producing the highest annual average. As of the end of the Company's 2005 fiscal year, Mr. White had 9.75 years of credited pension service from October 1, 1995, and his final average compensation was $2,308,000 for pension purposes. The base salary and incentive compensation for Mr. White is shown in the salary and bonus columns of the Summary Compensation Table above under "Executive Compensation."

        Mr. Winger's employment agreement provides that if he continues to be employed by the Company until November 24, 2007, or if we terminate his employment prior to that date without cause, he will be entitled to receive an additional lifetime annual supplemental retirement benefit equal to the annual benefit he would have received if he were credited with an additional 10 years of service under the Employee Pension Plan and Excess Benefit Plan. The additional annual supplemental retirement benefit payable at age 65 is $149,253.

        Mr. Sawch has an agreement that provides him with a supplemental benefit of $25,000 per year for 10 years following retirement on or after age 60. See "Employment Agreements and Other Relationships—Other Agreements" below for a description of this agreement.

        The Employee Pension Plan preserves and protects the benefits of any active participant in the plan whose employment is terminated within three years following a change in control of the Company. In the event of such a termination, the rights, expectancies, and the benefits of such participants (as in effect on the date of the change in control) may not be diminished through amendment or termination of the Employee Pension Plan after the change in control. In addition, in the event the Employee Pension Plan is terminated within three years following a change in control, any funds remaining after the satisfaction of all liabilities under the plan will be allocated among participants in accordance with applicable United States Department of Labor regulations.

Employment Agreements and Other Relationships

        Employment Agreement with Mr. White.    We entered into a three-year employment agreement with Mr. White dated September 12, 1995, which was later amended, that provides for his employment as our Chairman, President and Chief Executive Officer. The agreement is automatically extended for consecutive one-year periods unless either party gives at least 180 days notice of its intent not to renew. Neither we nor Mr. White have given this notice. Under the terms of the agreement, Mr. White receives a base annual salary, currently set at $1,100,000, subject to annual review, and a target incentive payment under the Company's Incentive Compensation Plan, currently set at 130% of his base annual salary. He is also entitled to an annual car allowance of $20,000, reimbursement of the reasonable costs of financial planning and tax preparation, and a supplemental retirement benefit. See "Retirement Benefits" above for a description of this retirement benefit. The agreement contemplates that Mr. White will, subject to Board approval, receive an annual grant of stock options with respect to approximately 160,000 to 200,000 shares of Applera-Applied Biosystems stock and approximately 40,000 to 50,000 shares of Applera-Celera Genomics stock. We also agreed to implement a restricted stock performance program for Mr. White based on financial measures of corporate success.

        In the event we terminate Mr. White's employment without cause or if he terminates his employment for good reason, as defined in the agreement, we will pay or provide him three times his base salary and target bonus, the fair market value of 144,000 shares of Applera-Applied Biosystems stock and 36,000 shares of Applera-Celera Genomics stock, a pro rated payment under the Incentive Compensation Plan, continued participation in the Company's welfare benefit plans for up to three years, and three years of additional credit under the Company's Employee Pension Plan and non-qualified plans. In the event that Mr. White's employment is terminated due to his death, permanent disability, or retirement, we will pay him accrued salary and benefits and a pro rated payment under the Incentive Compensation Plan.

        Employment Agreement with Mr. Winger.    We entered into an agreement with Mr. Winger dated June 24, 1997, which was later amended, that provides for his employment as our Senior Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Winger receives a base annual salary, currently set at $572,000, subject to annual review, and a target incentive payment under the Company's Incentive Compensation Plan, currently set at 85% of his base annual salary. He is also entitled to annual car allowance of $15,000 and financial planning and tax preparation assistance, currently up to $12,000 per year. We also provide Mr. Winger with the use of a Company-owned residence and leased vehicle while in Connecticut on Company business, and reimburse the reasonable travel costs for his wife to accompany him between California and Connecticut. Mr. Winger is eligible to receive an annual restricted stock award of up to 12,000 shares of Applera-Applied Biosystems stock and 3,000 shares of Applera-Celera Genomics stock based on performance criteria related to the Company's cash flow. In the event we terminate Mr. Winger's employment without cause, we will pay or provide him two years of base salary and continuation of health benefits. Mr. Winger's employment agreement was amended effective August 21, 2003, to provide him with a supplemental retirement benefit under some circumstances. See "Retirement Benefits" above for a description of this benefit.

        Employment Agreement with Ms. Burzik.    We entered into an agreement dated July 25, 2003, with Ms. Burzik in connection with her employment with the Company. Under the terms of the agreement, Ms. Burzik receives a base annual salary, currently set at $555,000, subject to annual review, and a target incentive payment under the Company's Incentive Compensation Plan, currently set at 95% of her base annual salary. She is also entitled to a $15,000 annual car allowance and $12,000 per year for financial and tax planning assistance. As an inducement to join the Company and in consideration of certain benefits from her former employer that were forfeited upon joining the Company, Ms. Burzik received a one-time cash bonus of $110,000 and a special option grant of 100,000 shares of Applera-Applied Biosystems stock on her date of hire. In the event that the aggregate appreciation of these options does not equal $120,000 after four years, Ms. Burzik can surrender the options and receive a maximum of $120,000, subject to normal withholding taxes. In addition and as provided by Company policy, we paid Ms. Burzik's costs of relocating to California and also provided her with a mortgage subsidy payment of $50,000 per year for five years to help compensate her for the higher cost of living in the San Francisco Bay area. The agreement also provides that should Ms. Burzik's employment with the Company be terminated without just cause, she will receive a separation package, which includes 12 months of base pay and continuation of medical and dental benefits, outplacement assistance, and a pro rated payment under the Company's Incentive Compensation Plan.

        Change in Control Agreements.    We entered into change in control agreements with some of our executive officers, including each of the Named Executive Officers and Barbara J. Kerr, Vice President, Human Resources, and Ugo D. DeBlasi, Vice President and Controller. Under these agreements, these persons become entitled to termination payments and benefits if, following a change in control, they terminate their employment for good reason or their employment is terminated without cause, as defined in the agreements. The termination payments are up to three times base salary and incentive compensation. The termination benefits include full vesting of all restricted stock and stock options, continued participation for up to three years in any benefit plans in which the executive officer or his or her family participated immediately preceding termination of employment, and three years of additional service credit under the Company's non-qualified plans. If any amounts due to an executive officer under the agreement, under the terms of any benefit plan, or otherwise payable by us are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay to the executive officer an additional amount such that he or she will retain the same net after tax amount as if no excise tax had been imposed.

        Other Agreements.    We entered into a deferred compensation agreement with Mr. Sawch in 1993, which, subject to some conditions, provides for annual payments of $25,000 to be made for a maximum of ten years, commencing on retirement from the Company. The annual payments would also commence in the event of termination of employment for good reason, as defined in the agreement, or without cause following a change in control of the Company. The annual payments may be reduced or forfeited if Mr. Sawch elects one of several optional forms of payment based on actuarial determinations, terminates employment prior to normal retirement age, or competes with the Company.

        Other Relationships.    Mr. White's brother-in-law is employed as a district field service manager for the Applied Biosystems group and was paid a total of approximately $113,700 in fiscal 2005. Amounts paid to this employee were comparable to compensation paid to other employees performing similar job functions.

        In July 2004, we entered into a one year consulting agreement with Timothy J. Hunkapiller, under which he provided assistance to the Applied Biosystems group in developing strategies for next generation sequencing, software, and informatics. Timothy J. Hunkapiller is the brother of Michael W. Hunkapiller, a former officer of the Company who retired effective August 20, 2004. We paid Timothy J. Hunkapiller $182,000 for these services (plus reasonable travel expenses) in fiscal 2005. This agreement was amended in August 2005 to extend the term of the agreement through June 30, 2007, and to provide for the payment of a fee of $1,800 per day (plus reasonable travel expenses) for a minimum of 48 days during each of fiscal 2006 and 2007.

        Michael W. Hunkapiller's daughter is employed as a manager for the Applied Biosystems group and was paid a total of approximately $105,400 in fiscal 2005. Amounts paid to this employee were comparable to compensation paid to other employees performing similar job functions.

Report of the Management Resources Committee

        The Management Resources Committee (the "MRC") of the Board of Directors is comprised entirely of independent directors who are not officers or employees of the Company. The MRC reviews and approves management development, succession planning, and all elements of remuneration for executive officers, including the Chief Executive Officer. The MRC also administers the various equity plans and the cash incentive compensation plan for the Company and approves individual equity awards, corporate performance objectives, and results as they pertain to compensation awards. The MRC met seven times in fiscal 2005.

Overview and Philosophy.

        The overall objectives of the Company's executive compensation plans are to:

  •
  Attract, retain, and motivate top quality talent to lead the Company;

  •
  Reward executives for business performance that increases stockholder value, such as: growing revenue, increasing customer focus, attaining operational and organizational excellence, and bringing new products to market;

  •
  Emphasize variable compensation and equity compensation to further align the interests of executives with Applera's stockholders; and

  •
  Be competitive among appropriate industries and peer companies and enhance the competitiveness of individual pay commensurate with performance and results.

        The components of the compensation package for the Company's executive officers during fiscal 2005 were:

  •
  Base salary;

  •
  Annual incentive compensation provided through a cash bonus based on Company and individual performance; and

  •
  Long-term incentive compensation provided through (1) stock options and (2) restricted stock for certain executives.

        The MRC's goal is to provide a competitive and performance based compensation package to senior management, and the Committee receives independent evaluations of the Company's executive compensation practices and philosophies. Competitiveness is determined based on professionally compiled studies of the Company's peer group and other comparable companies. The MRC focuses on competitive compensation practices for companies engaged in biotechnology, instrument development and manufacturing, and life sciences. The MRC from time to time retains the services of independent compensation consultants.

Base Salary.

        Base salary is designed to be competitive with base salaries paid by peer companies in the marketplace. Changes to base salaries are made during an annual review which considers a performance assessment and market position analysis. Periodically, the MRC is provided a study of compensation trends and practices in order to determine the competitiveness of the pay structure for its senior managers. Within the broad comparative group of companies surveyed, the MRC has identified a group of companies which compete in similar markets and which approximate the size of the Company in terms of employees and revenue. These companies include eight of the companies contained in the industry index selected by the Company for purposes of the Applera-Celera Genomics stock performance graph and two of the companies contained in the industry index selected by the Company for purposes of the Applera-Applied Biosystems stock performance graph.

Annual Cash Incentive Compensation.

        Most employees not compensated on a commission basis, including the Company's executive officers, participate in the Company's Incentive Compensation Program. Award amounts vary based on competitive market target levels, overall business performance, and individual performance.

        The MRC uses specific performance objectives for each business as a basis on which to measure the Company's performance under this program. The financial measures used are well recognized throughout the investment community, and the MRC believes that achievement of these goals is directly linked to maximizing stockholder return.

  •
  For the Applied Biosystems group, the MRC uses EBIT (earnings before interest and taxes), revenue, cash flow, EPS (earnings per share), and the achievement of specific business goals.

  •
  For the Celera Genomics group, the MRC uses EBIT, cash flow, and the achievement of specific business goals.

  •
  For Celera Diagnostics, a joint venture between the Applied Biosystems group and the Celera Genomics group, the MRC uses EBIT, revenue, cash flow, and the achievement of specific business goals.

  •
  For corporate employees, including Mr. White and certain other executive officers, the MRC uses a combination of the performance results for the Applied Biosystems group and the Celera Genomics group.

        The MRC uses survey information from comparable companies in reviewing and approving annual incentive plan participation and bonus targets measured as a percentage of base salary for each executive officer. Additionally, Mr. White, based on his review of the performance of each executive officer (other than himself) over the course of the year, may propose modifications to reflect each officer's personal performance. These modifications may result in an incentive compensation recommendation between 0 and 150% of target for a particular executive officer. The MRC is responsible for final approval of all incentive compensation awards for executive officers.

Long-term Incentive Compensation.

        Restricted Stock.    From time to time, the MRC has granted restricted stock awards to selected members of senior management in connection with their employment with the Company or key strategic initiatives at the Company or one of its business units. These awards are intended to further align management and stockholder interests.

        Stock Options.    The MRC currently believes that in order to achieve the Company's long-term growth objectives and to align employee and stockholder interests, it is in the Company's best interest to grant stock options to certain management and non-management employees. The number of stock options granted to each employee depends on the employee's level in the Company and the potential impact of his or her position on the overall success of the Company.

        In fiscal 2005, the Company maintained its policy to keep aggregate annual share dilution associated with the grant of stock options to no more than 2% of the issued and outstanding shares of each class of Applera common stock. Consistent with this policy, the MRC in fiscal 2005 granted options only to certain new hires and to individuals believed to have a critical impact on the creation of value for the Company. These employees, which included the Company's executive officers, were granted options for Applera-Applied Biosystems stock or Applera-Celera Genomics stock or both stocks. Certain officers and employees who have responsibilities involving both the Applied Biosystems group and the Celera Genomics group were granted awards in both stocks in a manner that reflects their job responsibilities. The MRC believes that granting these participants option awards tied to the future performance of the group in which the participants work and, in some cases, the other group, is in the best interest of the Company and its stockholders.

        The exercise price of each option granted to the Company's executive officers in fiscal 2005 was the fair market value of a share of the applicable class of stock on the date of grant. These stock options are exercisable for a period of ten years from the date of grant and, in light of new accounting regulations that become effective for the Company in fiscal 2006, were fully vested on the date of grant. However, shares received upon the exercise of the options are subject to a restriction on transfer covering sales, gifts, pledges, and any other method of disposition. The transfer restriction will lapse on 25% of the shares covered by the grant on each of the first four anniversaries of the grant date and will lapse in full upon termination of employment for any reason.

        During fiscal 2005, the MRC approved the acceleration of vesting of substantially all unvested stock options previously awarded to employees, officers, and directors in light of the new accounting regulations. The MRC took this action based on its belief that it was in the best interest of the Company's stockholders as it will reduce the Company's reported compensation expense in future periods. In order to prevent unintended personal benefits to directors, officers, and other senior management, the Board imposed the restrictions on transfer described above on any shares received through the exercise of accelerated options held by those individuals.

Stock Ownership.

        In order to reinforce the linkage of an executive's financial gain with stockholder performance, the MRC has established a requirement that each executive officer of the Company retain an investment in Applera common stock or stock equivalents equaling between one and five times the individual's annual base salary (depending upon the individual's management level). Mr. White is required to retain a personal investment equal to five times his annual base salary. Executives are given a period of five years to achieve these levels. As of the end of the Company's 2005 fiscal year, all of the Named Executive Officers except Ms. Burzik and Ms. Ordoñez had satisfied their individual investment goals. Ms. Burzik joined the Company in September 2003, and Ms. Ordoñez joined the Company in December 2000.

        In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Applera common stock through a tax-qualified employee stock purchase plan, which is generally available to all domestic and certain foreign employees. This plan generally allows participants to buy both classes of Applera common stock with up to 10% of their salary (subject to certain limits).

        The MRC monitors on an annual basis the ownership of shares of Applera-Applied Biosystems stock and Applera-Celera Genomics stock by senior officers as well as their option holdings and other benefits so that their interests are not misaligned with the two classes of Applera common stock and with their duty to act in the best interests of the Company and its stockholders as a whole.

Chief Executive Officer Remuneration.

        Base Salary.    During fiscal 2005, we paid Mr. White a base annual salary of $1,000,000, which is the annual salary rate that has been in effect since August 2001.

        Annual Incentive Compensation.    Mr. White's incentive compensation formula is based entirely on the achievement of the Company's business and financial goals. For fiscal 2005, Mr. White earned an incentive compensation award of $1,798,160. This award was based on the Company's overall performance during fiscal 2005.

        Restricted Stock.    Mr. White did not receive an award of restricted stock during fiscal 2005.

        Stock Options.    Mr. White was granted options to purchase 262,500 shares of Applera-Applied Biosystems stock at an exercise price of $21.475 per share and 87,500 shares of Applera-Celera Genomics stock at an exercise price of $10.155 per share in June 2005.

Conclusion.

        The Company has designed its executive compensation plans, as described above, to link the compensation of senior management with the achievement of corporate and individual performance, and ultimately an increase in stockholder value.

        The MRC intends to continue its policy of linking executive compensation with corporate and group performance and stockholder returns to the extent possible through the measurement procedures described in this report. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of certain compensation in excess of one million dollars paid to a company's chief executive officer and the four other most highly compensated executives. While the Company generally seeks to maximize the deductibility of compensation paid to its executive officers, it will maintain flexibility to take actions that may be based on considerations other than tax deductibility.

Management Resources Committee
Jean-Luc Bélingard, Co-Chair William H. Longfield, Co-Chair Arnold J. Levine Carolyn W. Slayman Orin R. Smith

Performance Graphs

        The following graph compares the yearly change in our cumulative total stockholder return for Applera-Applied Biosystems stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones U.S. Medical Equipment Index (the "DJ USAM"), a published industry index that includes Applera-Applied Biosystems stock. Cumulative total returns are calculated assuming that $100 was invested on the last trading day of fiscal 2000 in Applera-Applied Biosystems stock, the S&P 500, and the DJ USAM, and that all dividends were reinvested.

        The rules of the SEC require that if an index is selected that is different from the index used in the immediately preceding fiscal year, the total return must be compared with both the newly-selected index and the index used in the immediately preceding year. Last year's proxy statement included a comparison of the Applera-Applied Biosystems stock with that of the Dow Jones U.S. Biotechnology Index (formerly known as the Dow Jones Biotechnology Group Index) (the "DJ USBT"). However, in 2004 Dow Jones moved Applera-Applied Biosystems stock and the stock of some of its peers from that index to the DJ USAM. As a result, we believe that the DJ USAM is a more appropriate index and have included both the DJ USBT and the DJ USAM in the graph.

Applera-Applied Biosystems Stock

Comparison of 5 Year Cumulative Returns

        The following graph compares the yearly change in our cumulative total stockholder return for Applera-Celera Genomics stock for the last five fiscal years with the cumulative total return on the S&P 500 and the DJ USBT, a published industry index that includes Applera-Celera Genomics stock. Cumulative total returns are calculated assuming that $100 was invested on the last trading day of fiscal 2000 in Applera-Celera Genomics stock, the S&P 500, and the DJ USBT, and that all dividends were reinvested.

Applera-Celera Genomics Stock

Comparison of 5 Year Cumulative Returns

Proposal 1 — Election of Directors

        The Board of Directors has nominated the ten persons named below for election as directors of the Company at the meeting. Each nominee elected as a director will serve until his or her successor has been elected at the next annual meeting or until his or her earlier resignation, removal, or death.

        Each of the nominees is currently serving as a director of the Company and has agreed to serve if elected. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by proxies will be voted for such other person as may be designated by the Board, unless the Board decides to leave the vacancy temporarily unfilled or to reduce the number of directors serving on the Board.

        The principal occupation and other information about each of the nominees as of August 19, 2005, is provided below.

  The Board recommends that you vote "FOR" each of the nominees listed below.

Richard H. Ayers 62 Years Old Became Director 1988	Mr. Ayers is the retired Chairman and Chief Executive Officer of The Stanley Works, a tool and hardware manufacturer. He was an advisor to the Chairman and Chief Executive Officer of Stanley from January 1997 to October 1997 after having served as Chairman and Chief Executive Officer of Stanley from May 1989 to December 1996. Mr. Ayers is a Trustee of MassMutual Select Funds and MML Series Investment Fund and a director of Instron Corporation.

Jean-Luc Bélingard 56 Years Old Became Director 1993	Mr. Bélingard is President and Chief Executive Officer of Ipsen Group, a diversified French healthcare holding company. He previously served as Chief Executive Officer of bioMérieux-Pierre Fabre Group, a diversified French healthcare holding company, from 1999 to 2001, and as Director General of the Diagnostics Division and a member of the Executive Committee of F. Hoffmann-La Roche Ltd., a healthcare company, from 1990 to 1998. Mr. Bélingard is also a director of Laboratory Corporation of America Holdings and NicOx S.A.

Robert H. Hayes 69 Years Old Became Director 1985	Dr. Hayes is the Philip Caldwell Professor of Business Administration, Emeritus, at the Harvard Business School. He has held various positions at Harvard since 1966. Dr. Hayes is also a director of Helix Technology Corporation.

Arnold J. Levine 66 Years Old Became Director 1999	Dr. Levine is a professor at the Institute for Advanced Study. He previously served as President and Chief Executive Officer of Rockefeller University from 1998 to 2002 and was the Harry C. Weiss Professor of the Life Sciences and Chairman of the Molecular Biology Department at Princeton University from 1984 to 1998. Dr. Levine is also a director of Theravance, Inc.

William H. Longfield 67 Years Old Became Director 2003	Mr. Longfield is the retired Chairman and Chief Executive Officer of C.R. Bard, Inc., a manufacturer of healthcare products. He joined C.R. Bard in 1989 as executive vice president, became President in 1991, and served as Chairman and Chief Executive Officer from 1995 until his retirement in August 2003. Mr. Longfield is also a director of Horizon Health Corporation, Manor Care, Inc., and West Pharmaceutical Services, Inc.

Theodore E. Martin 66 Years Old Became Director 1999	Mr. Martin is the retired President and Chief Executive Officer of Barnes Group Inc., a manufacturer of precision springs and custom metal components. He joined Barnes Group in 1990 as a group vice president and served as President and Chief Executive Officer from 1995 until his retirement in 1998. Mr. Martin is also a director of C.R. Bard, Inc., Ingersoll-Rand Company, and Unisys Corporation.

Carolyn W. Slayman 68 Years Old Became Director 1994	Dr. Slayman is the Sterling Professor of Genetics and Deputy Dean for Academic and Scientific Affairs at Yale University School of Medicine. She joined the Yale faculty in 1967. Dr. Slayman is a consultant to the National Institutes of Health, most recently having served as a member of the National Advisory General Medical Sciences Council.

Orin R. Smith 70 Years Old Became Director 1995	Mr. Smith is the retired Chairman and Chief Executive Officer of Engelhard Corporation, a provider of environmental technologies, specialty chemical products, and engineered materials. He served as Chairman and Chief Executive Officer of Engelhard from 1995 until his retirement in January 2001. He is also a director of Ingersoll-Rand Company and Vulcan Materials Company.

James R. Tobin 61 Years Old Became Director 1999	Mr. Tobin has served as President and Chief Executive Officer of Boston Scientific Corporation, a medical device manufacturer, since March 1999. Mr. Tobin previously served as President and Chief Executive Officer of Biogen, Inc., a biotechnology company, from 1997 to 1998 and President and Chief Operating Officer from 1994 to 1997. Prior to joining Biogen, he held various positions at Baxter International Inc., including President and Chief Operating Officer from 1992 to 1994. Mr. Tobin is also a director of Boston Scientific and Curis, Inc.

Tony L. White 59 Years Old Became Director 1995	Mr. White has served as our Chairman, President and Chief Executive Officer since September 1995. Prior to that date, he was Executive Vice President and a member of the Office of the Chief Executive of Baxter International Inc., a manufacturer of healthcare products and instruments. He also served as Group Vice President of Baxter from 1986 to 1992. Mr. White is also a director of AT&T Corp., C.R. Bard, Inc., and Ingersoll-Rand Company.

Proposal 2 — Ratification of the Selection of Independent Registered Public Accounting Firm

        The Audit/Finance Committee of the Board of Directors has selected PricewaterhouseCoopers LLP ("PwC"), independent registered public accounting firm, to audit our books, records, and accounts for the fiscal year ending June 30, 2006. We are asking you to ratify this selection at the meeting.

        A representative of PwC will attend the meeting to answer appropriate questions and to make a statement if he or she desires.

  The Board recommends that you vote "FOR" this proposal.

Audit and Non-Audit Fees

        The table below provides a summary of the aggregate fees for professional services rendered for the Company by PwC during fiscal 2004 and 2005. These fees are described in more detail below.

			Fiscal 2004	Fiscal 2005
Audit Fees			$1,915,900	$2,901,577
Audit-Related Fees			299,300	49,100
Tax Fees			776,212	839,600
	Fiscal 2004	Fiscal 2005
Tax Compliance	$217,800	$261,200
Other Tax	558,412	578,400
All Other Fees			0	12,500

Total			$2,991,412	$3,802,777

        Audit Fees for the fiscal years ended June 30, 2004, and 2005 were for professional services rendered for the audits of our consolidated financial statements and the reviews of our quarterly financial statements on Form 10-Q. Audit fees for the fiscal year ended June 30, 2005, also included professional services rendered for the audit of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit fees for both fiscal years also included statutory audits of certain international subsidiaries of the Company, as well as review of other regulatory filings in the United States and in Japan.

        Audit-Related fees for the fiscal years ended June 30, 2004, and 2005 were for assurance and related services rendered in connection with audits of certain of our employee benefit plans and preparation of the related Form 5500s. In addition, the fiscal 2004 fees included advisory services related to Section 404 of the Sarbanes-Oxley Act of 2002.

        Tax compliance fees for the fiscal years ended June 30, 2004, and 2005 generally involve the preparation of original and amended tax returns and claims for refund. Other tax services for both fiscal years related to tax planning and tax advice primarily related to export sales benefits and transfer pricing. Other tax services for fiscal 2005 also included tax advice related to research credits.

        Other Fees for the fiscal year ended June 30, 2005, related to research and other software purchased by the Company.

Pre-Approval Policies and Procedures

        The Audit/Finance Committee has adopted a policy for the pre-approval of audit and non-audit services to be performed by PwC. Under this policy, all services proposed to be performed by PwC must be pre-approved either by specific advance action of the Committee, which we refer to as "specific pre-approval," or pursuant to policies and procedures established by the Committee that are detailed as to the particular service to be rendered, which we refer to as "general pre-approval." The policy authorizes the Committee to delegate pre-approval authority to individual Committee members but to date no such delegation has occurred.

        Requests for pre-approvals, whether specific or general, must be submitted to the Committee in writing by the Company's Chief Financial Officer or Controller, and include a statement as to whether, in the view of the person making the request or application, the request is consistent with the SEC's rules on auditor independence. The Committee will consider whether the proposed services are consistent with the SEC's rules on auditor independence and will not approve any prohibited service. The Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile, and other factors it deems appropriate under the circumstances. The term of any specific or general pre-approval will generally be no longer than 12 months.

        All requests for services to be provided by the independent registered public accounting firm that have received the general pre-approval of the Committee will be submitted to the Company's Controller and must include a detailed description of the services to be rendered. The Controller will determine whether such services are included within the list of services that have received the general pre-approval. The Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

        The Director of Internal Audit monitors the performance of services provided by the independent registered public accounting firm to determine whether such services were approved in compliance with the Policy.

Stockholder Proposals

        Any stockholder who wishes to submit a proposal to be included in the proxy statement for our 2006 annual meeting must deliver the proposal to us no later than May 15, 2006. All proposals should be sent in writing to: Secretary, Applera Corporation, 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut, 06856-5435, and must include specified information about the proposal and stockholder required by the SEC.

        In addition, our By-laws contain certain procedures that a stockholder must follow to nominate a person for election as a director or present a proposal for action at any annual meeting of stockholders.

These procedures are separate and apart from the SEC requirements noted above that a stockholder must meet in order to have a proposal included in our proxy statement. In general, our By-laws provide that nominations for director and other items of business to be brought before an annual meeting of stockholders must include specified information and be given to the Secretary of the Company not less than 45 days or more than 75 days prior to the first anniversary of the date on which proxy materials for the preceding year's annual meeting were first mailed to stockholders. In the case of our 2006 annual meeting, this advance notice must be received no earlier than July 1, 2006, or later than July 31, 2006. We will have discretionary authority to vote on any stockholder proposals presented at our 2006 annual meeting that do not comply with these notice requirements.

        The chairman of the meeting has the power to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the foregoing procedures and may refuse to allow the transaction of any business or the nomination of any person not in compliance with these procedures.

        Additional information regarding the submission of nominations for director or other items of business may be obtained from the Secretary of the Company at the address provided below.

Additional Information

        If you have questions or need more information about the meeting or any of the matters described in this proxy statement, please write to: Secretary, Applera Corporation, 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut, 06856-5435, or call us at 203.840.2000.

By Order of the Board of Directors,

Thomas P. Livingston Vice President and Secretary
Norwalk, Connecticut September 12, 2005

Applera Corporation

Applera Corporation
301 Merritt 7
Norwalk, CT 06851

tel 203.840.2000
www.applera.com

0604-PS-05

C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

The Computershare Vote by Telephone and Vote by Internet Systems can be accessed
24-hours a day, seven days a week until 11:59 p.m. the day prior to the meeting.

Your vote is important. Please vote immediately.

OR
Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/abi		Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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☒	Please mark votes as in this example.	0604

The Board of Directors recommends a vote FOR each Proposal.

								FOR	AGAINST	ABSTAIN
1.	Election of Directors. Nominees: (01) Richard H. Ayers, (02) Jean-Luc Bélingard, (03) Robert H. Hayes, (04) Arnold J. Levine, (05) William H. Longfield, (06) Theodore E. Martin, (07) Carolyn W. Slayman, (08) Orin R. Smith, (09) James R. Tobin, and (10) Tony L. White					2.	Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as written above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT										☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING										☐
MARK HERE TO DISCONTINUE MAILING ANNUAL REPORT ON THIS ACCOUNT (FOR MULTIPLE ACCOUNTS ONLY)										☐
Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in a representative capacity, sign name and title.
Signature:	Date:	Signature:	Date:

2005 Annual Meeting of Stockholders

October 20, 2005
9:30 a.m.

You May Vote by Telephone, by Internet, or by Mail
(see instructions on reverse side)

Your Vote Is Important

DETACH HERE

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PROXY

APPLERA CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on October 20, 2005

The undersigned stockholder(s) of Applera Corporation (the "Company") hereby appoints TONY L. WHITE, WILLIAM B. SAWCH, and THOMAS P. LIVINGSTON, and each of them, as proxy or proxies, with power of substitution to vote all shares of Applera Corporation—Applied Biosystems Group Common Stock and/or Applera Corporation—Celera Genomics Group Common Stock which the undersigned is entitled to vote (including shares, if any, held on behalf of the undersigned, and indicated on the reverse hereof, by Computershare, which were purchased under the Company's dividend reinvestment plan, and by Mellon Investor Services, L.L.C., which were purchased under the Company's employee stock purchase plans) at the 2005 Annual Meeting of Stockholders and at any adjournment or adjournments thereof, as indicated on the reverse side hereof and described in the Proxy Statement for the Annual Meeting and, in their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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Corporate Governance
Board of Directors and Committees
Ownership of Company Stock
Executive Compensation
Applera-Applied Biosystems Stock Comparison of 5 Year Cumulative Returns
Applera-Celera Genomics Stock Comparison of 5 Year Cumulative Returns
Proposal 1 — Election of Directors
Proposal 2 — Ratification of the Selection of Independent Registered Public Accounting Firm
Stockholder Proposals
Additional Information